EXHIBIT 23.1
                   CONSENT OF MORGAN AND COMPANY
                      CHARTERED ACCOUNTANTS








INDEPENDENT AUDITORS' CONSENT




We consent to the use in the amended Registration Statement of Waterloo Ventures Inc. on Form SB-2 of our Auditors' Report, dated September 20, 2002, on the balance sheet of Waterloo Ventures Inc. as at August 31, 2002, and the related statement of loss and deficit accumulated during the exploration stage, statement of cash flows and statement of stockholders' equity for the period from inception on June 18, 2002 to August 31, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver, Canada
"Morgan & Company"

July 7, 2003
Chartered Accountants